Electronic Articles of Incorporation

For

ARC LIFESTYLE GROUP INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ARC LIFESTYLE GROUP INC

Article II

The principal place of business address:

8804 SW 206 LANE

CUTLER BAY, FL 33189

The mailing address of the corporation is:

8804 SW 206 LANE

CUTLER BAY, FL 33189

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

800000000

Article V

The name and Florida street address of the registered agent is:

EDUARDO PAZ

8804 SW 206 LANE

CUTLER BAY, FL 33189

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:	/s/ EDUARDO PAZ

Article VI

The name and address of the incorporator is:

EDUARDO PAZ

8804 SW 206 LANE

CUTLER BAY, FLORIDA 33 189

Electronic Signature of Incorporator:	/s/ EDUARDO PAZ

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

CARLOS G LOPEZ

8804 SW 206 LANE

CUTLER BAY, FL 33189

Title: SEC

EDUARDO PAZ

8804 SW 206 LANE

CUTLER BAY, FL 33189